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                                                               EXHIBIT 10.1.6


           SIXTH AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF
                              LIMITED PARTNERSHIP


                 This Sixth Amendment ("Amendment") dated as of August 10, 1996, to the First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, as amended, is entered into by and among Sunstone Hotel Investors, Inc., a Maryland corporation, in its individual capacity (the "Company") and in its capacity as the General Partner of the Partnership (the "General Partner"). All defined terms not otherwise defined herein shall have the meaning set forth in the Agreement (as defined below).

                                    RECITALS

         A. WHEREAS, the General Partner and the current Limited Partners executed that certain First Amended and Restated Agreement of Limited Partnership dated as of August 16, 1995, amending and restating that certain Agreement of Limited Partnership dated as of September 22, 1994 (as amended, the "Agreement"), and the General Partner caused Sunstone Hotel Investors, L.P., a Delaware limited partnership (the "Partnership"), to file a Certificate of Limited Partnership with the Delaware Secretary of State on September 23, 1994, thereby causing the Partnership to be formed for the purposes set forth in the Agreement.

         B. WHEREAS, the Agreement was amended by the First Amendment to First Amended and Restated Agreement of Limited Partnership dated as of December 12, 1995 to reflect the contribution by Inns Properties of an additional hotel in exchange for Partnership Units.

         C. WHEREAS, the Agreement was amended by the Second Amendment to the Agreement (the "Second Amendment") to reflect the distribution of Partnership Units in connection with the dissolution of certain Limited Partners and thereby admitting additional Substitute Limited Partners (as defined in the Second Amendment).

         D. WHEREAS, the Agreement was amended by the Third Amendment to the Agreement to reflect the transfer of limited partnership interest from Peter C. Enever, deceased, to C. Robert Enever and Audrey W. Enever.

         E. WHEREAS, the Agreement was amended by the Fourth Amendment dated as of July 16, 1996, in order to reflect the issuance of 80,000 Partnership Units to Riverside Hotel Partners, Inc. in accordance with the Capital Contribution Agreement dated as of March 28, 1996;

         F. WHEREAS, the Agreement was amended by the Fifth Amendment dated as of July 31, 1996, in order to modify the Target Effective Date to a date no later that December 31, 1996, for the filing of a Shelf Registration covering the Partnership Units;


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         G.      WHEREAS, the General Partner has filed a registration
statement with the Securities and Exchange Commission to register 4,800,000 shares of Common Stock (together with 720,000 shares of Common Stock issuable upon exercise of an over-allotment option granted to the Underwriters) and has executed an underwriting agreement providing for the issuance and sale of such shares of Common Stock. Pursuant to Section 4.2(a)(ii) of the Agreement, the Partnership is required to issue Partnership Units corresponding to the number of shares of Common Stock being issued by the General Partner pursuant to the underwriting agreement in consideration for the contribution of all proceeds to the Partnership of the issuance of such securities by the General Partner;

         H. WHEREAS, in order to evidence the issuance of the Partnership Units, the parties hereto desire to enter into this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                 1. Issuance of Additional Partnership Units. Pursuant to Section 4.2(a)(ii) of the Agreement, the General Partner hereby issues a Partnership Interest in the form of the number of Partnership Units listed on Exhibit "A" hereto to the General Partner in consideration for the contribution of the proceeds of the offering of the New Securities pursuant to the terms of
Section 4.2(a)(ii) of the Agreement. Such issuance shall be deemed effective automatically upon the closing of the offering of the New Securities. The Partnership Interest issued in the foregoing sentence shall have all of the same rights, powers and duties and shall be equal in all respects to the existing Partnership Interests issued to the existing Partners. Attached hereto as Exhibit "A" is a revised version of the Exhibit "A" to the Agreement reflecting the issuance of the Partnership Units.

                 2. Effect of Amendment. Except as amended hereby, the Agreement is hereby confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 10th day of August 1996.

                                       GENERAL PARTNER

                                       SUNSTONE HOTEL INVESTORS, INC.,
                                       a Maryland corporation and the sole
                                       General Partner, Executing this
                                       Amendment without the need for any
                                       consent by any Limited Partner pursuant
                                       to the terms of Article XI of the
                                       Agreement


                                       By:  /s/ Robert A. Alter
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                                            Robert A. Alter
                                            Its: President